Exhibit 99.2

First Quarter 2007 Earnings May 1, 2007

Notice Regarding Forward-Looking Statements Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions. Such forward-looking statements are subject to risks and uncertainties, and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond DPL’s control, including but not limited to: abnormal or severe weather and catastrophic weather-related damage; unusual maintenance or repair requirements; changes in fuel costs and purchased power, coal, environmental emissions, gas and other commodity prices; volatility and changes in markets for electricity and other energy-related commodities; increased competition and deregulation in the electric utility industry; increased competition in the retail generation market; changes in interest rates; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, emission levels, rate structures or tax laws; changes in federal and/or state environmental laws and regulations to which DPL and its subsidiaries are subject; the development of Regional Transmission Organizations, including the PJM to which DPL’s operating subsidiary has given control of its transmission functions; changes in DPL’s purchasing processes, delays and supplier availability; significant delays associated with large construction projects; growth in DPL’s service territory and changes in demand and demographic patterns; changes in accounting rules and the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; financial market conditions; the outcomes of litigation and regulatory investigations, proceedings or inquiries; general economic conditions; and the risks and other factors discussed in DPL’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

First Quarter 2007 Earnings

First Quarter 2007 Highlights Solid Financial Performance 4% Dividend Increase in February 2007 DP&L and DPL Inc. Upgraded by Fitch Ratings in March 2007 Retired DPL’s $225 million 8.25% Senior Notes in March 2007 Plant Availability Unplanned outages at Stuart (DP&L-operated) due to tube leaks and at Zimmer (DP&L partner-operated) due primarily to slagging FGD (scrubber) Update Killen scrubbers expected to be online June 2007

First Quarter 2007 Highlights – cont’d Ice Storms Two major ice storms occurred in February 2007 Service restored to 40,000 customers in 48 hours Incurred approximately $1.9 million in O&M costs due to storms Former Officer Litigation Trial scheduled to begin May 1, 2007 Executive Management Changes Pat Swanke - President, Power Production Scott Kelly - Vice President, Service Operations Dan McCabe - Vice President, Human Resources

Income from continuing operations $0.48 $0.43 Income from discontinued operations 0.04 0.06 Total Basic $0.52 $0.49 Average Shares Outstanding $ 107.5 $ 120.2 Earnings Per Share Three Months Ended March 31 2007 2006 Income from continuing operations $0.43 $0.40 Income from discontinued operations 0.04 0.06 Total Diluted $0.47 $0.46 Average Shares Outstanding $ 119.4 $ 129.3 Three Months Ended March 31 2007 2006

 -7 - Quarterly Variance Summary 1Q 2006 EPS Gross Margin Operations & Maintenance Depreciation Other Change in Shares 1Q 2007 EPS Interest Expense Discontinued Operations $0.49 $0.03 ($0.04) $0.02 $0.02 ($0.02) $0.04 ($0.02) $0.52 $0.40 $0.45 $0.50 $0.55 $0.60

Liquidity and Cash Flow Cash & Cash Equivalents $106.4 $262.2 Short-Term Investments Available for Sale --- $10.1 $110.9 2006 2007 03-31 Capital Expenditures $80.5 ($ in millions) 03/31/07 12/31/06

2007 Outlook

2007 Outlook Completed sale of the Darby and Greenville peaking generating units on April 25, 2007 and received $151 million in cash Negotiated a $14.5 million insurance settlement on April 30, 2007 for legal fees associated with former officer litigation Zimmer Outage – extended additional 30 days to late June Manage FGD project to best-in-class installed cost Reaffirm guidance for basic earnings per share from continuing operations of $1.60 to $1.75 for 2007

$ in millions $358 $345 $170 Capital Expenditures Actual Forecast $130 0 50 100 150 200 250 300 350 400 2006 2007 2008 2009 Base Environmental

FGD (Scrubber) Update 2007 – 2009 capital forecast estimated to be $645 million, which is $40 million higher than previously reported Change due primarily to increases in the flue gas desulfurization (FGD) projects at DPL-operated generating plants The DPL-operated FGD projects remain best-in-class from an installed costs/kw basis Multiple Station Unit Single Station Unit Stuart $240/kw Killen $327/kw Project 1 $247/kw Project 2 $400/kw Project 5 $320/kw Project 3 $400/kw Project 4 $371/kw

First Quarter 2007 Earnings May 1, 2007